UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2019

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court, Suwanee, GA		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 726-1600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Maine Facilities

Oxford

On March 27, 2019, 56 Mechanic Falls Road, LLC (“56 Mechanic”) entered into a Purchase and Sale Agreement (the “Oxford Purchase Agreement”) with RJF – Keiser Real Estate, LLC (“RJF”), pursuant to which 56 Mechanic will purchase certain real property and related improvements and personal property (including buildings, fixtures, and other improvements on the land, and all machinery and equipment and other personal property, if any, owned by the RJF and located on the property) located in Oxford, Maine (the “Oxford Facility”) from RJF (the “Oxford Transaction”). 56 Mechanic is a wholly-owned indirect subsidiary of Digirad Corporation (“Digirad” or the “Company”), formed for the purpose of acquiring and holding the Oxford Facility. The Oxford Purchase Agreement contains representations, warranties and covenants of RJF and 56 Mechanic that are customary for a transaction of this nature. The completion of the Oxford Transaction is subject to due diligence and other customary closing conditions. Assuming the satisfaction or waiver of the closing conditions, the Oxford Transaction is expected to close on or before April 26, 2019. The purchase price of the Oxford Facility is $1.2 million (the “Oxford Purchase Price”), of which $100,000 was paid as a deposit and is held in escrow. The Oxford Purchase Price is subject to adjustment for taxes and other charges and assessments.

Waterford

On April 3, 2019, 947 Waterford Road, LLC (“947 Waterford”) entered into a Purchase and Sale Agreement (the “Waterford Purchase Agreement”) with KBS Builders, Inc. (“KBS”), pursuant to which 947 Waterford purchased certain real property and related improvements (including buildings) located in Waterford, Maine (the “Waterford Facility”) from KBS, and acquired the Waterford Facility. The Waterford Purchase Agreement contains representations, warranties and covenants of KBS and 947 Waterford that are customary for a transaction of this nature. The purchase price of the Waterford Facility is $990,000, subject to adjustment for taxes and other charges and assessments.

947 Waterford is a wholly-owned indirect subsidiary of Digirad, formed for the purpose of acquiring and holding the Waterford Facility. KBS is a wholly owned subsidiary of ATRM Holdings, Inc. (“ATRM”). As previously disclosed, the Company and ATRM are party to a joint venture for the purpose of providing the service of purchasing and selling building materials and related goods to KBS. Jeffrey E. Eberwein, the Chairman of our board of directors, is also the Chairman of the board of directors of ATRM. See Item 8.01 (Other Events) for additional information regarding Mr. Eberwein, which is incorporated into this Item 1.01 by reference.

Paris

On April 3, 2019, 300 Park Street, LLC (“300 Park”) entered into a Purchase and Sale Agreement (the “Park Purchase Agreement”) with KBS, pursuant to which 300 Park purchased certain real property and related improvements and personal property (including buildings, machinery and equipment) located in Paris, Maine (the “Park Facility”) from KBS, and acquired the Park Facility.

300 Park is a wholly-owned indirect subsidiary of Digirad, formed for the purpose of acquiring and holding the Park Facility. The Park Purchase Agreement contains representations, warranties and covenants of KBS and 300 Park that are customary for a transaction of this nature. The purchase price of the Park Facility is $2.9 million, subject to adjustment for taxes and other charges and assessments.

Lease of Maine Facilities

On April 3, 2019, KBS entered into a separate lease agreement with each of 947 Waterford (the “Waterford Lease”) and 300 Park (the “Park Lease”). The Waterford Lease has an initial term of 120 months, which is subject to extension. The base rental payments associated with the initial term under the Waterford Lease are estimated to be between $1.2 million and $1.3 million in the aggregate. The Park Lease has an initial term of 120 months, which is subject to extension. The base rental payments associated with the initial term under the Park Lease are estimated to be between $3.3 million and $3.6 million in the aggregate. ATRM has unconditionally guaranteed the performance of all obligations under the Waterford Lease and Park Lease to be performed by 947 Waterford and 300 Park, including, without limitation, the payment of all required rent. On April 3, 2019, KBS signed a lease with 56 Mechanic (the “Oxford Lease”), which will be effective upon the closing of the Oxford Transaction. The Oxford Lease has an initial term of 120 months, which is subject to extension. The base rental payments associated with the initial term under the Oxford Lease are estimated to be between $1.4 million and $1.6 million in the aggregate. ATRM has unconditionally guaranteed the performance of all obligations under the Oxford Lease to be performed by 56 Mechanic, including, without limitation, the payment of all required rent. The Oxford, Waterford and Paris Facilities are being acquired as part of the Company’s previously disclosed strategy of becoming a multi-industry holding company.

Financing

On March 29, 2019, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) by and among certain subsidiaries of the Company identified on the signature pages thereof, as borrowers (collectively, the “Borrowers”); the Company, as guarantor; and Sterling National Bank, a national banking association, as lender (“SNB”).

The Loan Agreement is a five-year credit facility (maturing in March 2024) with a maximum credit amount of $20,000,000 for both revolving loans and outstanding letter of credit obligations (the “SNB Credit Facility”). Under the SNB Credit Facility, Borrowers can request the issuance of letters of credit in an aggregate amount not to exceed $500,000 at any one time outstanding.

At the Borrowers’ option, the SNB Credit Facility will bear interest at either (i) an Floating LIBOR Rate, as defined in the Loan Agreement, PLUS a margin of 2.50% per annum; or (ii) an Fixed LIBOR Rate, as defined in the Loan Agreement, PLUS a margin of 2.25% per annum.

The Company used a portion of the financing made available under the SNB Credit Facility to refinance and terminate, effective as of March 29, 2019, its credit facility with Comerica Bank, a Texas banking association (“Comerica”), under that certain Revolving Credit Agreement, dated June 21, 2017, by and between the Company and Comerica (the “Comerica Credit Agreement”).

The Loan Agreement includes certain representations, warranties of Borrowers, as well as events of default and certain affirmative and negative covenants by the Borrowers that are customary for loan agreements of this type. These covenants include restrictions on borrowings, investments and dispositions by Borrowers, as well as limitations on the Borrowers’ ability to make certain distributions. Upon the occurrence and during the continuation of an event of default under the Loan Agreement, SNB may, among other things, declare the loans and all other obligations under the Loan Agreement immediately due and payable and increase the interest rate at which loans and obligations under the Loan Agreement bear interest. The SNB Credit Facility is secured by a first-priority security interest in substantially all of the assets of the Company and the Borrowers and a pledge of all shares of the Borrowers.

The foregoing descriptions of the Oxford Purchase Agreement, the Waterford Purchase Agreement, the Park Purchase Agreement, the Waterford Lease, the Park Lease and the Loan Agreement (collectively, the “Agreements”) do not purport to be complete and are qualified in their entirety by reference to the Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above regarding the termination of the Comerica Credit Agreement is incorporated into this Item 1.02 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the SNB Credit Facility and Loan Agreement provided under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure

On April 3, 2019, the Company issued a press release relating to the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 attached to this Form 8-K and incorporated into this item 7.01 by reference.

Item 8.01.	Other Events.

On March 29, 2019, in connection with the Company’s entry into the Loan Agreement, Mr. Eberwein, the Chairman of the Company’s board of directors, entered into Limited Guaranty Agreement (the “Limited Guaranty”) with SNB pursuant to which he guaranteed to SNB the prompt performance of all the Borrowers’ obligations to SNB under the Loan Agreement, including the full payment of all indebtedness owing by Borrowers to SNB under or in connection with the Loan Agreement and related SNB Credit Facility documents. Mr. Eberwein’s obligations under the Limited Guaranty are limited in the aggregate to the amount of (a) $1,500,000, plus (b) reasonable costs and expenses of SNB incurred in connection with the Limited Guaranty. Mr. Eberwein’s obligations under the Limited Guaranty terminate upon the Company and Borrowers achieving certain milestones set forth therein.

Mr. Eberwein, who is also the Chairman of the board of directors of ATRM, directly owns approximately 17.4% of the outstanding common stock of ATRM. Mr. Eberwein is also the Chief Executive Officer of Lone Star Value Management, LLC (“LSV Management”) a subsidiary of ATRM. LSV Management is the investment manager of Lone Star Value Investors, LP (“LSVI”) and Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”) which respectively own 222,577 shares of ATRM’s 10.00% Series B Cumulative Preferred Stock (the “Series B Stock”) and 374,562 shares of Series B Stock.  Through these relationships and other relationships with affiliated entities, Mr. Eberwein may be deemed the beneficial owner of the securities owned by LSVI and LSV Co-Invest I. Mr. Eberwein disclaims beneficial ownership of Series B Stock, except to the extent of his pecuniary interest therein.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

10.1*	Purchase and Sale Agreement, dated March 27, 2019, by and between RJF – Keiser Real Estate, LLC and 56 Mechanic Falls Road, LLC.

10.2*	Purchase and Sale Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 947 Waterford Road, LLC.

10.3*	Purchase and Sale Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 300 Park Street, LLC.

10.4*	Lease Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 947 Waterford Road, LLC.

10.5*	Lease Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 300 Park Street, LLC.

10.6*	Loan and Security Agreement, dated March 29, 2019, by and among Digirad Corporation, certain subsidiaries of the Digirad Corporation identified on the signature pages thereto, and Sterling National Bank.

99.1	Press Release, dated April 3, 2019

*The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ David J. Noble
David J. Noble Chief Operating Officer and Interim Chief Financial Officer

Date: April 3, 2019